UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

 FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): March 11, 2022

SeaSpine Holdings Corporation
(Exact name of registrant as specified in its charter)

Delaware	001-36905	47-3251758
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
5770 Armada Drive, Carlsbad, CA 92008
(Address of principal executive offices) (zip code)
Registrant’s telephone number, including area code: (760) 727-8399
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	SPNE	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02	Results of Operations and Financial Condition.
On March 11, 2022, SeaSpine Holdings Corporation (“SeaSpine,” the “Company,” or “our”) issued a press release announcing its financial results for the three and twelve months ended December 31, 2021 and providing its financial outlook for the first quarter and full-year of 2022 (the “Press Release”). A copy of the Press Release is furnished as Exhibit 99.1.

The information under this Item 2.02 and in Exhibit 99.1 is being furnished and is not being filed for purposes of Section 18 of the Securities Exchange Act of 1934 and is not to be incorporated by reference into any filing of the registrant under the Securities Act of 1933 or the Securities Exchange Act of 1934, whether made before or after the date hereof, regardless of any general incorporation language in any such filing, except as shall be expressly set forth by specific reference in such a filing.

Discussion of Non-GAAP Financial Measure

In the Press Release, in addition to financial measures reported in accordance with U.S. Generally Accepted Accounting Principles (“GAAP”), the Company provides two non-GAAP financial measures: (1) earnings (loss) before interest, taxes, depreciation and amortization excluding the impact of stock-based compensation, intangible asset impairment charges, the nonrecurring, fixed NanoMetalene supplier processing charge, idle manufacturing plants costs,spinal set instrument replacement and impairment expenses, other income / expense purchase accounting inventory fair market value adjustment charges, acquisition and integration-related charges, and employee severance and other charges related to the restructuring of the Company’s European sales and marketing organization (“Adjusted EBITDA Loss”), and (2) gross margin excluding technology-related intangible asset amortization expense, purchase accounting inventory fair market value adjustment charges, the nonrecurring fixed NanoMetalene supplier processing charge, and idle manufacturing plant costs (“Adjusted Gross Margin”).

The Company believes that the presentation of Adjusted EBITDA Loss and Adjusted Gross Margin provides important supplemental information to management and investors regarding financial and business trends relating to the Company's results of operations. Management uses Adjusted EBITDA Loss and Adjusted Gross Margin when evaluating operating performance because it believes that the inclusion or exclusion of the items described below, for which the amounts and/or timing may vary significantly depending upon the Company's acquisition and integration activities, for which the amounts are non-cash in nature, and/or for which the amounts are not expected to recur at the same magnitude, provides a supplemental measure of the Company’s operating results that facilitates comparability of its financial condition and operating performance from period to period, against its business model objectives, and against other companies in its industry. The Company has chosen to provide this information to investors so they can analyze the Company’s operating results in the same way that management does and use this information in their assessment of its core business and the valuation of the Company.

Adjusted EBITDA Loss

Adjusted EBITDA Loss and Adjusted Gross Margin are measures used by management for purposes of:

•supplementing the financial results and forecasts reported to the Company's board of directors;
•evaluating, managing and benchmarking the operating performance of the Company;
•establishing internal operating budgets;
•enhancing comparability from period to period; and
•comparing performance with internal forecasts and targeted business models.

Adjusted EBITDA Loss consists of GAAP net loss before interest, taxes, depreciation and amortization and excludes the impact of the following items:

•Stock-based compensation. Management excludes this item when evaluating the Company's operating performance because it is a non-cash expense.

•Intangible asset impairment charges. Management excludes this item when evaluating the Company's operating performance because it is a non-cash expense.

•Idle manufacturing plant costs. Management excludes this item when evaluating the Company's operating performance because the frequency of such charges are expected to be highly unusual and the amount may vary significantly based on the duration of any unexpected and prolonged shut down of its manufacturing operations. The amount recorded in the second quarter of 2020 was due entirely to the impact of the COVID-19 pandemic on the Company's operations.

•Spinal set instrument replacement expenses. The cost of purchased instruments used to replace damaged instruments in existing sets is recorded directly to instrument replacement expense. Management excludes this item when evaluating the Company's operating performance because it is, in nature and substance, very similar to depreciation expense recorded over time for spinal set instruments deployed to new sets.

•Spinal set instrument impairment expenses. Management excludes this item when evaluating the Company's operating performance because it is a non-cash expense and the frequency and amount of such charges may vary significantly based on the timing and magnitude of the Company's product discontinuance or other similar activities.

•Other income / expense. Management excludes this item when evaluating the Company’s operating performance because it is non-operating in nature and not related to its core operating performance.

•Nonrecurring fixed NanoMetalene supplier processing charge. This charge relates to the future fixed payments that the Company is obligated to make to a supplier in connection with securing and maintaining long-term backup processing capacity for its NanoMetalene franchise. The nonrecurring charge, which is $3.7 million, consists of equal quarterly cash payments to the backup processor through January 2024. Because SeaSpine no longer anticipates utilizing the backup processor for a meaningful portion of its future NanoMetalene supply needs throughout the term of the payment stream, the Company recorded a loss on this future contractual obligation in the fourth quarter of 2021. Management excludes this item when evaluating the Company's operating performance because the frequency of such charge is expected to be highly unusual and nonrecurring.

•Purchase accounting inventory fair market value adjustment charges. Purchase accounting inventory fair market value adjustments consist of the increase to cost of goods sold that occur as a result of expensing the “step up” in the fair value of acquired inventory that the Company purchased in connection with acquisitions as that inventory is sold during the financial period. Management excludes this item when evaluating the Company’s operating performance because it is not related to its core operating performance and because it is a non-cash expense for which the frequency and amount of such charges may vary significantly based on the level of inventory on hand at the time of acquisition.

•Acquisition and integration-related charges. Acquisition and integration-related charges include (i) legal, accounting, and other outside consultant expenses directly related to acquisitions and (ii) costs related to acquisition integration, including systems, operations, retention and severance. These acquisition and integration-related charges are not factored into the evaluation of the Company's performance by management after completion of acquisitions because they are of a temporary nature, they are not related to the Company's core operating performance and the frequency and amount of such charges vary significantly based on the timing and magnitude of the Company's acquisition transactions.

•Employee severance and other charges related to the restructuring of the Company’s European sales and marketing organization. Management excludes this item when evaluating the Company’s operating performance because these charges are associated with an event that is not expected to recur at a similar magnitude in the future.

Adjusted Gross Margin

Adjusted Gross Margin represents GAAP gross margin excluding the impact of the following items recorded to cost of goods sold:

•Technology-related intangible asset amortization expense. Management excludes this item when evaluating the Company's operating performance because it is a non-cash expense.

•Nonrecurring fixed NanoMetalene supplier processing charge. See above under, the "Adjusted EBITDA Loss" heading for a description of this charge and the reason management excludes it when evaluating the Company's operating performance.

•Purchase accounting inventory fair market value adjustment charges. See above under the "Adjusted EBITDA Loss" heading for a description of these charges and the reason management excluded them when evaluating the Company’s operating performance.

•Idle manufacturing plant costs. See above under the "Adjusted EBITDA Loss" heading for a description of these charges and the reason management excludes them when evaluating the Company's operating performance.

Adjusted EBITDA Loss and Adjusted Gross Margin are not calculated in accordance with GAAP, and should be considered supplemental to, and not as a substitute for, or superior to, financial measures calculated in accordance with GAAP. Non-GAAP financial measures have limitations in that they do not reflect all of the costs or benefits associated with the operations of the Company's business as determined in accordance with GAAP. As a result, you should not consider these measures in isolation or as a substitute for analysis of the Company's GAAP financial measures. The Company expects to continue to incur expenses of a nature similar to many of the non-GAAP adjustments described above, and exclusion of these items from its adjusted financial measures should not be construed as an inference that all of these costs are unusual, infrequent or non-recurring.

Item 9.01	Financial Statements and Exhibits.
(d)    Exhibits

Exhibit No.	Description
99.1	Press release issued March 11, 2022
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SeaSpine Holdings Corporation

		By:	/s/ Patrick Keran
Name: Patrick Keran
Title: Senior Vice President, General Counsel

Date:	March 11, 2022